Exhibit 99.1

DuPont Fabros Technology, Inc. Announces Sale of NJ1 Data Center Facility

WASHINGTON, June 06, 2016 (GLOBE NEWSWIRE) — DuPont Fabros Technology, Inc. (NYSE:DFT) announced today that it has completed the sale of its NJ1 data center to QTS Realty Trust, Inc. for $125 million, subject to customary prorations and adjustments.

DFT intends to use a portion of the purchase price to redeem the remaining $100 million of Series B Preferred shares that is outstanding. The remaining proceeds will be used to fund developments that are currently in process. The purchase price exceeds the $100 million appraised value of the NJ1 asset and, therefore, DFT will recognize a gain in the second quarter of 2016. This transaction does not change the Company’s previously announced guidance ranges for Normalized Funds From Operations and Adjusted Funds From Operations.

Christopher P. Eldredge, President and Chief Executive Officer, said, “In January, DFT announced its intent to market our NJ1 data center facility because we felt that it is best suited for retail-oriented operations. We are happy to announce the completion of the sale process. This transaction allows DFT to focus its capital and other resources on our core strategy, the development and operation of wholesale data centers.”

NJ1 is a 360,000 gross square foot facility located in Piscataway, New Jersey. The data center consists of two phases. NJ1 Phase I contains approximately 88,000 square feet or raised floor area, and has 18.2 megawatts of critical load power available for use by customers. NJ1 Phase II is available for future development.

Stifel, Nicolaus & Company, Incorporated served as exclusive financial advisor to DFT for this transaction.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE:DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier-neutral, large multi-tenant wholesale data centers. The Company’s facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company’s customers outsource their mission-critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services. The Company’s 11 data centers are located in three major U.S. markets, which total 3.1 million gross square feet and 267 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology is a real estate investment trust (REIT) headquartered in Washington, D.C. For more information, please visit www.dft.com

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected charges against net income and planned use of funds. The matters described in these forward-

looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. We face many risks that could cause our actual performance to differ materially from the results contemplated by our forward-looking statements, including, without limitation, the risk that the assumptions underlying our full year and second quarter 2016 guidance are not realized, risks related to the marketing and sale of a data center facility and other real property, including the demand for such assets, and risks commonly associated with wholesale data center providers entering new geographic markets, including those related to the construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments) and those related to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements. The periodic reports that we file with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2015 and the quarterly report on Form 10-Q for the quarter ended March 31, 2016, contain detailed descriptions of these and many other risks to which we are subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, our actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by our forward-looking statements. The information set forth in this news release represents our expectations and intentions only as of the date of this press release. We assume no responsibility to issue updates to the contents of this press release.

CONTACT: For Additional Information:

Jeffrey H. Foster

Chief Financial Officer

+1 (202) 478-2333

Steve Rubis

Vice President, Investor Relations

+1 (202) 478-2330